As filed with the Securities and Exchange Commission on September 16, 1996
                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                       AND POST-EFFECTIVE AMENDMENT UNDER
                           THE SECURITIES ACT OF 1933


                            FRANKLIN RESOURCES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                     13-2670991
(State or Other Jurisdiction of
 Incorporation or Organization)             (I.R.S. Employer Identification No.)

                            777 MARINERS ISLAND BLVD.
                           SAN MATEO, CALIFORNIA 94404
                                 (415) 312-3000
    (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                LESLIE M. KRATTER
                               VICE PRESIDENT AND
                               ASSISTANT SECRETARY
                            FRANKLIN RESOURCES, INC.
                            777 MARINERS ISLAND BLVD.
                           SAN MATEO, CALIFORNIA 94404
                                 (415) 312-3000
     (Name and Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                   Copies to:
  JEFFREY E. TABAK, ESQ.                             ERIC S. HAUETER, ESQ.
WEIL, GOTSHAL & MANGES LLP                             BROWN & WOOD LLP
     767 FIFTH AVENUE                                555 CALIFORNIA STREET
 NEW YORK, NEW YORK 10153                       SAN FRANCISCO, CALIFORNIA 94104
      (212) 310-8000                                    (415) 772-1200

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
  Title of Each Class of                                      Proposed Maximum       Proposed Maximum Aggregate       Amount of
Securities to be Registered  Amount to be Registered(1)(2) Offering Price Per Unit(3)     Offering Price(3)      Registration Fee(2)
- ------------------------------------------------------------------------------------------------------------------------------------
Debt Securities                   $500,000,000                     100%                     $500,000,000                $137,932
====================================================================================================================================

(1) Such amount shall be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Registrant shall be equal to the above amount to be registered. Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the official exchange rate applicable to the purchase of such Debt Securities from the Registrant.
(2) Pursuant to Rule 429 under the Securities Act of 1933, $100,000,000 of Debt Securities included in this table are being carried forward from Registration Statement No. 33-53147 previously filed by the Registrant on Form S-3, and the registration fee of $34,483 associated with such Debt Securities was previously paid by the Registrant in connection with such earlier filed Registration Statement.
(3) Estimated solely for the purpose of determining the registration fee. The Registrant reserves the right to issue Debt Securities in series having varying principal amounts and offering prices. Nevertheless, the maximum aggregate offering price of the Debt Securities will not exceed the amount to be registered set forth above.

        Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined Prospectus and relates to this Registration Statement and Registration Statement No. 33-53147 previously filed by the Registrant on Form S-3 and declared effective on May 19, 1994. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-53147, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement thereafter shall become effective in accordance with Section 8(c) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(c), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 1996


PROSPECTUS

                                  $500,000,000


                            FRANKLIN RESOURCES, INC.


                                 DEBT SECURITIES

     Franklin Resources, Inc. (the "Company") may, from time to time, offer or solicit offers to purchase its unsecured debt securities (the "Debt Securities") in an aggregate principal amount (or net proceeds in the case of securities issued at an original issue discount) not to exceed $500,000,000 or, if applicable, the equivalent thereof in one or more foreign or composite currencies. The Debt Securities may be offered in one or more series with the same or various maturities on terms to be determined at the time of sale.

     The specific designation, aggregate principal amount, authorized denominations, purchase price, maturity, rate or rates (which may be fixed or variable), and time of payment of any interest, any terms for mandatory or optional redemption (including any sinking fund), any listing on a securities exchange and any other specific terms of the Debt Securities in respect of which this Prospectus is being delivered, together with the terms of offering of such Debt Securities, will be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement") and one or more pricing supplements (each, a "Pricing Supplement") accompanying this Prospectus. The Prospectus Supplement will also contain information, where applicable, about certain U.S. federal income tax, accounting and other considerations relating to the Debt Securities covered by it. As used herein, Debt Securities shall include debt securities denominated in United States dollars or, if so specified in an applicable Prospectus Supplement, in any other currency or in composite currencies or in amounts determined by reference to an index. See "Description of Debt Securities."
                              --------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                  ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT
                        HERETO. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

     The Debt Securities may be offered through underwriters, agents or dealers, or directly to purchasers by the Company or subsidiaries of the Company. Such underwriters, agents or dealers may include, and may include a group of underwriters managed by one or both of, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. If an underwriter, agent or dealer is involved in the offering of any Debt Securities, the underwriter's discount, agent's commission or dealer's purchase price will be described in an applicable Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of the offered Debt Securities less such discount in the case of an underwriter, the purchase price of the offered Debt Securities less such commission in the case of an agent or the purchase price of the offered Debt Securities in the case of a dealer, and less, in each case, the other expenses of the Company associated with the issuance and distribution of such Debt Securities. See "Plan of Distribution."

                              --------------------

           This Prospectus may not be used to consummate sales of Debt
            Securities unless accompanied by a Prospectus Supplement
                              --------------------


                 The date of this Prospectus is _________, 1996.

     IN CONNECTION WITH THE OFFERING OF DEBT SECURITIES HEREUNDER, THE UNDERWRITERS, IF ANY, MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF SUCH SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


      No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.



                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048), and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange, and reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Incorporated, 115 Sansome Street, Suite 1104, San Francisco, California 94104.

      This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Debt Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents have been filed by the Company with the Commission and are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, (ii) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1995, March 31, 1996 and June 30, 1996, and (iii) Current Reports on Form 8-K and 8-K/A filed by the Company on October 27, 1995, January 26, 1996, April 26, 1996, June 25, 1996, June 26, 1996, July 26, 1996 and August 30, 1996.

      All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Debt Securities, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any and all of the documents described above other than exhibits to such documents which are not specifically incorporated by reference in such documents. Written or telephone requests should be directed to: Leslie M. Kratter, Vice President, Franklin Resources, Inc., 777 Mariners Island Boulevard, San Mateo, California 94404; telephone number (415) 312-3000.

                           FORWARD-LOOKING STATEMENTS

      Certain statements set forth or incorporated by reference in this Prospectus and any Supplement hereto may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and reference is made to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995, incorporated herein by reference, for a summary of certain cautionary statements and risk factors to be considered in connection with such forward-looking statements.

                               _________________

                                   THE COMPANY

      The Company is a diversified financial services holding company which, primarily through its various domestic and international subsidiaries, principally provides investment management, financial advisory and related services to open end investment companies (mutual funds), closed end investment companies, international equivalents of open and closed end investment companies, private accounts, qualified retirement plans and private trusts. The Company also provides advisory services to and sponsors and manages public and private real estate programs, offers consumer banking services, insured deposits, auto loans and credit cards and provides custodial, trustee and fiduciary services to IRA and Keogh plans and to qualified retirement plans and private trusts.

      The wide range of financial services offered by the Company gives both domestic and international institutional and individual investors a variety of investment alternatives designed to meet varying investment objectives, affording customers the opportunity both to allocate and to modify their investment resources among investment products as changing economic and market conditions warrant.

      The Company's principal office is located at 777 Mariners Island Boulevard, San Mateo, California 94404 and its telephone number is (415) 312-3000.

      The Company was incorporated under the laws of the State of Delaware in November 1969, and is the successor by merger to businesses previously conducted since 1947.

                                 USE OF PROCEEDS

      Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities:

      (a) to provide a source for a portion of the financing of the acquisition of certain assets of Heine Securities Corporation ("HSC") pursuant to that certain Agreement to Merge the Businesses of HSC, Franklin Mutual Advisers, Inc. (a wholly-owned subsidiary of the Company formerly known as Elmore Securities Corporation) and the Company, dated as of June 25, 1996, as amended, as more particularly described in the Company's Current Report on Form 8-K/A filed June 26, 1996 and Current Report on Form 8-K filed August 30, 1996, which descriptions and the financial information with respect to the HSC acquisition set forth therein are incorporated herein by reference. The Company anticipates that the aggregate purchase price of the HSC acquisition will be financed with a combination of the Company's available cash, shares of the Company's common stock, and one or more sources of third-party financing including, without limitation, sales of Debt Securities. In addition, the Company may from time to time evaluate the possibility of acquiring other businesses providing financial services and products similar to those provided by the Company and its subsidiaries. If such businesses were to be acquired, the Company may use the net proceeds from the sale of Debt Securities to finance all or a portion of such acquisitions;

      (b) to repay (i) outstanding medium term notes and short-term unsecured notes previously issued by the Company and (ii) other indebtedness of the Company; and

      (c) to add to working capital, to invest in or extend credit to subsidiaries, and for other general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges was (i) 11.5, 11.4, 9.2, 43.0 and
64.3 for the fiscal years ended September 30, 1995, 1994, 1993, 1992 and 1991, respectively, and (ii) 13.1 for the nine months ended June 30, 1996. These ratios were calculated by dividing the sum of fixed charges into the sum of earnings before taxes and fixed charges. Fixed charges for these purposes consist of all interest expense and one-third of rental expenses (the approximate portion of rental expense representing interest).

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued under an Indenture (the "Indenture"), dated as of May 19, 1994, as amended from time to time, between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indenture are referred to, it is intended that such Sections or defined terms (including, unless otherwise indicated herein, definitions of terms capitalized in these summaries) shall be incorporated herein by reference. The following sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered, will be described in the Prospectus Supplement relating to such Debt Securities.

      The Company's assets consist principally of the stock in its subsidiaries. Therefore, its rights and the rights of its creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization or otherwise will be subject to the prior claims of the subsidiary's creditors, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries to the Company may be restricted by net capital requirements under the Exchange Act and under rules of certain regulatory bodies.

GENERAL

      The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured obligations of the Company. Neither the Indenture nor the Debt Securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities which may be issued by the Company or any of its subsidiaries. The Debt Securities will rank on a parity with all other unsecured unsubordinated indebtedness of the Company.

      Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities; (3) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which such Debt Securities will be issued; (4) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which such Debt Securities will mature; (5) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined; (6) the date or dates from which such interest, if any, on such Debt Securities will accrue or the method or methods, if any, by which such date or dates are to be determined, the dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any;
(7) the dates, if any, on which and the price or prices at which the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed by the Company, and the other detailed terms and provisions of such sinking and/or purchase funds; (8) the date, if any, after which and the price or prices at which the Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the holders thereof and the other detailed terms and provisions of such optional redemption; (9) the extent to which any of the Debt Securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global Debt Security, or the manner in which any interest payable on a temporary or permanent global Debt Security will be paid; (10) the denomination or denominations in which such Debt Securities are authorized to be issued; (11) whether such Debt Securities will be issued in registered or bearer form or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such bearer Debt Securities (including exchange for registered Debt Securities of the same series); (12) information with respect to book-entry procedures; (13) whether any of the Debt Securities will be issued as Original Issue Discount Securities; (14) each office or agency where, subject to the terms of the Indenture, such Debt Securities may be presented for registration of transfer or exchange; (15) the currencies or currency units in which such Debt Securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of such Debt Securities will be payable; (16) whether the amount of payments of principal of, premium and interest, if any, on, and additional amounts, if any, in respect of such Debt Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may, but need not, be based on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined; (17) whether the Company or a holder may elect payment of the principal of, premium or interest, if any, on, and additional amounts, if any, in respect of such Debt Securities in a currency, currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency, currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency, currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable; (18) if other than the Trustee, the identity of each Security Registrar, Paying Agent and Authenticating Agent; (19) if applicable, the defeasance of certain obligations by the Company pertaining to Debt Securities of the series; (20) the person to whom any interest on any registered Debt Security of the series shall be payable, if other than the person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the person to whom, any interest on any bearer Debt Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in the Indenture;
(21) whether and under what circumstances the Company will pay additional amounts as contemplated by Section 1004 of the Indenture (the term "interest," as used in this Prospectus, shall include such additional amounts) on such Debt

Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts (and the terms of any such option); (22) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to any of such Debt Securities; and (23) any other terms of the series.

      Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of such Original Issue Discount Security upon such acceleration will be determined in accordance with the applicable Prospectus Supplement, the terms of such Debt Security and the Indenture, but will be an amount less than the amount payable at the maturity of the principal of such Original Issue Discount Security. Special federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

      The Indenture does not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company. Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for information with respect to any deletions from, modifications of or additions to the Events of Default described below or covenants of the Company contained in the Indenture, including any addition of a covenant or other provision providing event risk or similar protection.

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

      Unless otherwise indicated in the Prospectus Supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indenture, however, provides that the Company may also issue Debt Securities in bearer form only, or in both registered and bearer form. Debt Securities in bearer form shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than offices located outside the United States of certain United States financial institutions. As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Debt Securities in bearer form will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the Prospectus Supplement relating to the offering of the Debt Securities in bearer form.

      Unless otherwise indicated in the applicable Prospectus Supplement, registered Debt Securities will be issued in denominations of $1,000 or any integral multiple thereof and bearer Debt Securities will be issued in denominations of $5,000. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Unless otherwise described in the Prospectus Supplement relating thereto, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and transfer of the Debt Securities will be registrable, at the corporate trust office of The Chase Manhattan Bank, as Paying Agent and Security Registrar under the Indenture, in The City of New York, New York, provided that payments of interest may be made at the option of the Company by check mailed to the address appearing in the Security Register of the person in whose name such registered Debt Security is registered at the close of business on the Regular Record Date (Sections 305, 307 and 1002).

      Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on Debt Securities in bearer form will be made payable, subject to any applicable laws and regulations, at such office outside the United States as specified in the Prospectus Supplement and as the Company may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest and certain additional amounts on Debt Securities in bearer form will be made only against surrender of the coupon relating to such Interest Payment Date. Except in limited circumstances, no payment with respect to any Debt Security in bearer form will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

GLOBAL SECURITIES

      The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Debt Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a Global Debt Security may not be transferred except as a whole by the Depositary for such Global Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      The specific terms of the depositary arrangement with respect to a series of Global Debt Securities and certain limitations and restrictions relating to a series of bearer Global Debt Securities, will be described in the Prospectus Supplement relating to such series.

EVENTS OF DEFAULT

      The following are Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) breach of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of series of Debt Securities other than that series), continued for 60 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization involving the Company or any Material Subsidiary (as hereinafter defined); (f) acceleration of Indebtedness (defined in the Indenture as any indebtedness for borrowed money or for the unpaid purchase price of real or personal property of, or guaranteed by, the Company or any Material Subsidiary and computed in accordance with generally accepted accounting principles) of the Company or any Material Subsidiary in a principal amount in excess of $10,000,000 under the terms of the instrument under which such Indebtedness was issued or secured, if such acceleration is not annulled within 30 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series as provided in the Indenture; and (g) any other Event of Default provided with respect to Debt Securities of that series (Section 501). If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series may rescind and annul such acceleration, provided that, among other things, all Events of Default with respect to such series, other than payment defaults caused by such acceleration, have been cured or waived as provided in the Indenture (Section 502).

      "Material Subsidiary" means (a) Franklin Advisers, Inc., a California corporation, (b) Franklin/Templeton Distributors, Inc., a New York corporation,
(c) Franklin/Templeton Investor Services, Inc., a California corporation, (d) Templeton Global Advisers Limited (formerly Templeton, Galbraith & Hansberger, Ltd.), a Bahamas corporation, (e) Templeton Investment Counsel, Inc., a Florida corporation, (f) from and after the consummation, if any, of the acquisition of HSC as described under "Use of Proceeds," Franklin Mutual Advisers, Inc. (formerly Elmore Securities Corporation), a Delaware corporation, (g) any other Subsidiary which owns, directly or indirectly, any of the capital stock of any corporation listed in (a) through (f) above or any successor entity and (h) any other Subsidiary with which any corporation listed in (a) through (f) above or any successor entity is merged or consolidated or which acquires or succeeds to a significant portion of the business, properties or assets of any corporation listed in (a) through (f) above or any successor entity.

ADDITIONAL PROVISIONS

      The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity (Section 601). Subject to such provisions for the indemnification of the Trustee and certain other conditions, the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series (Section 512).

      No holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless: (i) such holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series; (ii) the holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; (iii) the Trustee shall have failed to institute such proceeding within 60 days after receipt of such written request; and (iv) the Trustee shall not have received from the holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request (Section 507). However, the holder of any Debt Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment (Section
508).

      The Company is required to furnish to the Trustee annually a statement as to performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. The Company is also required to deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would constitute an Event or Default (Section 1009).

OUTSTANDING DEBT SECURITIES

      In determining whether the holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, (i) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon acceleration pursuant to the terms of such Original Issue Discount Security as of the date of such determination, (ii) the principal amount of any Indexed Security shall be the principal face amount of such Indexed Security determined on the date of its original issuance and (iii) any Debt Security owned by the Company or any other obligor on such Debt Security or any Affiliate of the Company or such other obligor shall be deemed not to be Outstanding (Section 101).

MODIFICATION AND WAIVER

      Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment: provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby: (a) change the stated maturity date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any Debt Security; (b) reduce the principal amount of, or any premium or interest on, any Debt Security; (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof or the amount thereof provable in bankruptcy; (d) adversely affect the right of repayment at the option of any holder; (e) change the place of payment of, currency of payment of principal of, or any premium or interest on, any Debt Security; (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; or (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults (Section 902).

      The holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture (Section 1008). The holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default in the payment of principal or any premium or interest, or a default in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each affected Outstanding Debt Security of that series (Section 513).

      Modification and amendment of the Indenture may be made by the Company and the Trustee without the consent of any holder for any of the following purposes:
(i) to evidence the succession of another corporation to the Company; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities; (iii) to add Events of Default; (iv) to add or change any provisions of the Indenture to facilitate the issuance of bearer Debt Securities; (v) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Debt Securities; (vi) to establish the form or terms of Debt Securities of any series and any related coupons; (vii) to provide for the acceptance of appointment by a successor Trustee; (viii) to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of holders of Debt Securities of any series or any related coupons in any material respect; (ix) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities, provided such action does not adversely affect the interests of holders of Debt Securities of such series or any related coupons in any material respect; (x) to secure the Debt Securities; and (xi) to amend or supplement any provision contained in the Indenture or in any supplemental indenture, provided that such amendment or supplement does not materially adversely affect the interests of the holders of any Debt Securities then Outstanding (Section 901).

CONSOLIDATION, MERGER AND SALE OF ASSETS

      The Company may consolidate or merge with or into, or transfer its assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, provided that the successor corporation assumes the Company's obligations on the Debt Securities and under the Indenture, that immediately after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met (Section 801).

CONCERNING THE TRUSTEE

      The Company and certain of its subsidiaries maintain banking relationships with the Trustee in the ordinary course of their businesses.

                              PLAN OF DISTRIBUTION

      The Company may sell the Debt Securities being offered hereby: (i) directly to purchasers; (ii) through agents; (iii) through underwriters; (iv) through dealers; or (v) through a combination of any such methods of sale. Such underwriters, agents or dealers may include, and may include a group of underwriters managed by one or both of, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co.

      The distribution of the Debt Securities may be effected from time to time in one or more transactions: (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

      Offers to purchase Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement or Pricing Supplement. Unless otherwise indicated in the Prospectus Supplement or Pricing Supplement, any such agent will be acting on a reasonable efforts basis.

      If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement or Pricing Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public.

      If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

      Certain of the underwriters, dealers or agents may be customers of, engage in transactions with, and perform services for, the Company or one or more of its affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

      If so indicated in the Prospectus Supplement or Pricing Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement or Pricing Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement or Pricing Supplement. Each Contract will be for an amount not less than, and, unless the Company otherwise agrees, the aggregate principal amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement or Pricing Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except
(i) that the purchase by an institution of the Debt Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if such Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by applicable Contracts. A commission indicated in the Prospectus Supplement or Pricing Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by the Company.

                              ERISA CONSIDERATIONS

      Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended

("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are hereinafter collectively referred to as "Plans."

      Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (e.g., investment manager, trustee or custodian), any person providing services (e.g., a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

      The Company's subsidiaries are considered "parties in interest" or "disqualified persons" with respect to many Plans, including IRAs established with any of them. The purchase and/or holding of Debt Securities by a Plan with respect to which any of the Company's subsidiaries is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such Debt Securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. An IRA that engages in a non-exempt prohibited transaction could forfeit its tax-exempt status under Section 408 of the Code.

      Applicable exemptions may include the exemption for services under Section 408(b)(2) of ERISA and certain prohibited transaction class exemptions (e.g., Prohibited Transaction Class Exemption 84-14 relating to qualified professional asset managers, Prohibited Transaction Class Exemption 96-23 relating to certain in-house asset managers and Prohibited Transaction Class Exemptions 75-1 and 86-128 relating to securities transactions involving employee benefit plans and broker-dealers).

      In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of Debt Securities on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. No IRA established with, or for which services are provided by, any subsidiary of the Company should acquire any Debt Securities and other Plans established with, or for which services are provided by, any subsidiary of the Company should consult with counsel prior to making any such acquisition.

                                 LEGAL OPINIONS

      The legality of the Debt Securities offered hereby will be passed upon for the Company by Weil, Gotshal & Manges LLP, New York, New York, and for the underwriters or agents by Brown & Wood LLP, San Francisco, California.

                                     EXPERTS

      The audited consolidated financial statements and schedules of the Company as of September 30, 1995 and 1994 and for each of the three years in the period ended September 30, 1995, have been incorporated herein by reference in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given the authority of that firm as experts in accounting and auditing. The audited financial statements of HSC as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995, have been incorporated herein by reference in reliance on the report of Graber & Co., independent accountants, given the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

      The following table sets forth the expenses in connection with this Registration Statement. All such expenses are estimates, other than the filing fee payable to the Securities and Exchange Commission.

Item                                                    Amount
- ----                                                    ------

SEC registration fee                                    $ 137,932
Trustee's fees and expenses                             $  10,000
Printing and engraving expenses                         $  25,000
Legal fees and expenses                                 $  25,000
Accounting fees and expenses                            $  10,000
Rating agencies' fees                                   $________
Blue Sky fees and expenses                              $  15,000
Miscellaneous                                           $________

      Total                                             $________




Item 15.   Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law (the "DGCL") is applicable to the officers, directors, employees and agents of the Company ("Covered Persons") and provides certain specific statutory rights and limitations on indemnification to persons involved as plaintiff or defendant in actual or threatened litigation or an investigation by reason of the status of such person as an officer, director, employee or agent of a corporation. Indemnification of Covered Persons for judgments or amounts paid in settlement in civil cases, including attorneys' fees and other expenses is permitted, provided such action or civil case is not brought by or in the right of the corporation. In such instance, a Covered Person seeking indemnification must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation in respect of the claim; or, in addition, in the case where a Covered Person is seeking indemnification for fines and costs in a criminal action, such Covered Person did not have reasonable cause to believe his conduct was unlawful.

      Indemnification of a Covered Person for expenses, including attorneys' fees, in connection with actions brought by or in the right of the corporation is also permitted but only where such Covered Person shall not have been adjudged to be liable to the Company unless a court determines that despite such finding of liability, indemnification for such expenses is proper in view of all the circumstances of the matter.

      The DGCL requires that a corporation indemnify a Covered Person to the extent such Covered Person has been successful on the merits in connection with any action described therein, provides procedures for determining the merits of indemnification by the corporation and permits an unsecured advance of expenses prior to the final disposition of such proceeding upon a repayment undertaking by the Covered Person if such person is not entitled to be so indemnified.

      The above provisions are non-exclusive and indemnification is also permitted by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the DGCL permits the procurement of officers and directors liability insurance by a corporation to insure against various liabilities even if indemnification of such liability may not otherwise be permitted.

      In addition to the above described provisions, the Company's certificate of incorporation eliminates liability for breach of fiduciary duty, except: (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith,
(iii) for intentional misconduct or knowing violation of law, (iv) for violations of Section 174 of the DGCL or (v) for any transaction from which the director derived an improper personal benefit. Section 174 of the DGCL provides that directors shall, under certain circumstances, be jointly and severally liable for willful or negligent violations of Sections 160 and 173 of the DGCL.
Section 160 of the DGCL imposes certain requirements with respect to stock repurchases and redemptions, and Section 173 imposes certain requirements with respect to dividends.

      The Company's by-laws also provide that directors and certain other personnel of the Company shall be indemnified against expenses and certain other liabilities as provided in Section 145 of the DGCL.

      The Company has also entered into indemnification agreements (the "Indemnification Agreements") with its directors, some of whom are also executive officers (the "Indemnified Persons") which provide for the prompt indemnification "to the fullest extent permitted by law," and the prompt advancing, of attorneys' fees and all other costs, expenses and obligations (collectively, "Expenses") paid or incurred by the Indemnified Person in connection with the investigation, defending, being a witness or otherwise participating in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that the Indemnified Person in good faith believes might lead to the institution of any such action, suit or proceeding (any of the foregoing, a "Claim") related to the fact that the Indemnified Person is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director in any such capacity. However, the Indemnification Agreements prohibit such indemnification (i) in connection with any Claim initiated by the Indemnified Person against the Company or any director or officer of the Company when the Company has joined in or consented to such Claim, or (ii) if the Board of Directors or other person or body appointed by the Board of Directors (the "Reviewing Party") determines that such indemnification is not permitted under applicable law (and, in the event of such determination, requires the Indemnified Person to reimburse the Company for all amounts theretofore paid in respect of such indemnification).

      The Indemnification Agreements also provide: (i) that the Indemnified Person is entitled to indemnification for Expenses to the extent he is successful in defending any Claim, whether on the merits or otherwise, and to partial indemnification if he is entitled to indemnification for some, but not all, of such Expenses, (ii) a mechanism through which the Indemnified Person may seek court relief if the Reviewing Party determines that the Indemnified Person would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the Indemnification Agreements), (iii) that the Indemnified Person is entitled to indemnification against all Expenses incurred in seeking to collect an indemnity claim from the Company or in seeking to recover under a directors' and officers' liability insurance policy and (iv) that the Company has the burden of proving that the Indemnified Person is not entitled to indemnification in any particular case and that the termination of any Claim by judgment, order, settlement or conviction shall not create a presumption that the indemnification is not permitted by applicable law.

      The Indemnification Agreements provide that in the event of a change in control of the Company, the Company will seek legal advice from special, independent counsel selected by the Indemnified Person and approved by the Company with respect to matters thereafter arising concerning rights of the Indemnified Person under the Indemnification Agreements. Additionally, such agreements provide that in the event of a potential change in control, the Company will, upon written request of the Indemnified Person, create and fund a trust to satisfy expenses incurred in connection with a claim relating to an indemnifiable event. The Company is not currently, nor does it expect to be, subject to a change in control.

      The rights of the Indemnified Persons under the Indemnification Agreements will not be exclusive of any rights they may have under the DGCL, directors' and officers' liability insurance, the Company's by-laws, or otherwise; however, the Indemnification Agreements will not permit double payment. The Indemnification Agreements, while not requiring that the Company maintain directors' and officers' liability insurance, do require that the Indemnified Person be provided with full coverage under any policy or policies actually obtained. Additionally, the Indemnification Agreements provide that if the Company pays an Indemnified Person pursuant to the Indemnification Agreements, the Company will be subrogated to the Indemnified Person's rights to recover from other parties.

      To the extent that the Board of Directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to indemnify directors or other persons, such repeal or limitation will not affect the indemnification of the Indemnified Persons under the Indemnification Agreements referred to above, since their rights to full protection are contractually assured by the Indemnification Agreements.

      The Company has purchased an insurance policy indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Company as directors and officers.



Item 16.  Exhibits

1*     Form of Distribution Agreement

4.1**  Indenture, dated as of May 19, 1994,
       between the Company and The Chase Manhattan
       Bank (formerly Chemical Bank), as trustee

4.2*** Supplemental Indenture

4.3**  Form of Fixed Rate Note

4.4**  Form of Floating Rate Note

5*     Opinion of Weil, Gotshal & Manges LLP

12*    Computation of Ratio of Earnings to Fixed Charges

23.1*  Consent of Coopers & Lybrand L.L.P.

23.2*  Consent of Graber & Co.

23.3*  Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5)

24*    Power of Attorney (included as part of the signature page hereof)

25* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank (separately bound)

     ------------------------

     *    Filed herewith.

     ** Incorporated by reference from the Company's Registration Statement on Form S-3 (Registration No. 33-53147), originally filed with the Commission on April 14, 1994.

     ***  To be filed by amendment.



Item 17.  Undertakings

      The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high and of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (i) and
      (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

            (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
      Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (f) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (g) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 16th day of September, 1996.

                                          FRANKLIN RESOURCES, INC.


                                          By: /s/ LESLIE M. KRATTER
                                             -------------------------
                                              Leslie M. Kratter
                                              Vice President and Assistant
                                                Secretary


                                POWER OF ATTORNEY

      Each officer or director whose signature appears below hereby appoints Leslie Kratter his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his behalf, as an individual and in the capacity stated below, any amendment or post-effective amendment to this Registration Statement, to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which such attorney-in-fact and agent may deem appropriate or necessary, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 16th day of September, 1996 in the capacities indicated.


Signature                           Title
- ---------                           -----



/s/ CHARLES B. JOHNSON      Chairman, President and Chief Executive Officer,
- -------------------------   Principal Executive Officer and Director
Charles B. Johnson


/s/ HARMON E. BURNS         Executive Vice President, Legal and
- -------------------------- Administrative, Secretary and Director Harmon E. Burns

/s/ MARTIN L. FLANAGAN      Senior Vice President and Chief Financial Officer,
- --------------------------  Principal Financial Officer and Principal Accounting
Martin L. Flanagan          Officer

/s/ RUPERT H. JOHNSON, JR.  Director
- --------------------------
Rupert H. Johnson, Jr.


/s/ JUDSON R. GROSVENOR     Director
- --------------------------
Judson R. Grosvenor


/s/ CHARLES E. JOHNSON      Director
- --------------------------
Charles E. Johnson


/s/ HARRY O. KLINE          Director
- --------------------------
  Harry O. Kline


/s/ LOUIS E. WOODWORTH      Director
- --------------------------
Louis E. Woodworth


/s/ F. WARREN HELLMAN       Director
- --------------------------
 F. Warren Hellman


/s/ PETER M. SACERDOTE      Director
- --------------------------
Peter M. Sacerdote

                                INDEX TO EXHIBITS

Exhibit No.                                                            Page
- -----------                                                            ----

1*     Form of Distribution Agreement

4.1**  Indenture, dated as of May 19, 1994,
       between the Company and The Chase Manhattan
       Bank (formerly Chemical Bank), as trustee

4.2*** Supplemental Indenture

4.3**  Form of Fixed Rate Note

4.4**  Form of Floating Rate Note

5*     Opinion of Weil, Gotshal & Manges LLP

12*    Computation of Ratio of Earnings to Fixed Charges

23.1*  Consent of Coopers & Lybrand L.L.P.

23.2*  Consent of Graber & Co.

23.3*  Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5)

24*    Power of Attorney (included as part of the signature page hereof)

25* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank (separately bound)

     ------------------------

     *    Filed herewith.

     ** Incorporated by reference from the Company's Registration Statement on Form S-3 (Registration No. 33-53147), originally filed with the Commission on April 14, 1994.

     ***  To be filed by amendment.

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